SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2012

VECTREN CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation	35-2086905
(An Indiana Corporation)
One Vectren Square,
Evansville, Indiana 47708
(812) 491-4000

1-16739	Vectren Utility Holdings, Inc.	35-2104850
(An Indiana Corporation)
One Vectren Square
Evansville, Indiana 47708
(812) 491-4000

Former name or address, if changed since last report:
N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

On February 1, 2012, Vectren Utility Holdings, Inc. (“VUHI”), a wholly owned subsidiary of Vectren Corporation, issued in a private placement $100,000,000 aggregate principal amount of its 5.0% Senior Guaranteed Notes, due February 3, 2042 (the “Notes”), pursuant to a Note Purchase Agreement dated November 15, 2011 (the “Note Purchase Agreement”). The Notes are unconditionally guaranteed by Indiana Gas Company, Inc., Southern Indiana Gas and Electric Company and Vectren Energy Delivery of Ohio, Inc., all of which are wholly owned subsidiaries of VUHI. The Note Purchase Agreement contains customary representations, warranties and covenants. The proceeds received from the issuance of the Notes will be used to repay short-term borrowings used to refinance VUHI’s $96.2 million 5.95% senior notes due 2036, which were called at par and were retired on or about November 21, 2011. A copy of the Note Purchase Agreement was attached as Exhibit 4.1 to a Current Report on Form 8-K filed on November 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION
February 1, 2012

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Vice President, Controller and Assistant Treasurer